Exhibit 23.1

Ankit Consulting Services Inc.
CPAs & Consultants

30211 Avenida De Las Banderas, Suite # 200
 Rancho Santa Margarita, CA 92688
Phone:  949-683-3034, Facsimile:  949-271-4737

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 is a part, of the report dated June 6, 2016 relative to the financial statements of Mobad Service Corporation as of April 30, 2016 and 2015 for the years then ended.

We also consent to the reference to my firm under the caption "Experts" in such Registration Statement.5

Ankit Consulting Services, Inc.

Ankit Consulting Services, Inc.
Rancho Santa Margarita
July 29, 2016